Exhibit 23.1


                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------


To the Board of Directors
MT Ultimate Healthcare Corp.
Brooklyn, New York

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated April 4, 2005, relating to the consolidated financial statements of MT Ultimate Healthcare Corp., for the years ended December 31, 2003 and 2004, and the inclusion of our name under the heading "Experts" appearing herein.

December 17,  2005

/s/ Clyde Bailey P.C.
San Antonio, Texas